                                                                    Exhibit 23.2


                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-36392 and 333-45258) of Paradigm Genetics, Inc. of our report dated January 31, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 29, 2002